Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura Crowley

Director of Investor Relations and Public Relations

SYNNEX Corporation

(510) 668-3715

laurack@synnex.com

SYNNEX Corporation Board of Directors Elects Robert T. Huang as Chairman of

Board and appoints Kevin M. Murai as President and Chief Executive Officer

Matthew Miau will remain on as a member of the Board of Directors and has been named Chairman Emeritus

FREMONT, CA—November 25, 2008—SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced that, in accordance with SYNNEX’ Chief Executive Officer succession plan and effective December 1, 2008, Robert T. Huang will retire as President and Co-Chief Executive Officer of SYNNEX Corporation to assume the role of Chairman of the Board of Directors. In addition, the Board of Directors appointed Kevin M. Murai as President and Chief Executive Officer of SYNNEX Corporation and elected Mr. Murai to serve as the Chairman of the Executive Committee. Matthew Miau will remain on the Board of Directors and has been named Chairman Emeritus.

“Over the past several months, Kevin has clearly demonstrated his strong leadership capabilities and expertise in running SYNNEX. I am very pleased to hand over the reins of the Company to Kevin to lead SYNNEX to its next phase of growth as a leading business process services company,” said Robert T. Huang, Chairman of SYNNEX Corporation.

“I am honored that Bob Huang and the Board of Directors have appointed me to lead SYNNEX in this very key time in the history of the organization,” stated Kevin M. Murai, President and Chief Executive Officer of SYNNEX Corporation. “I look forward to working with Bob and the Board to further execute on the strategic vision Bob set forth for the organization as well as working with all the SYNNEX team members, who are well known for their operational excellence and customer service.”

About SYNNEX

SYNNEX Corporation, a Fortune 500 corporation, is a leading business process services company, servicing resellers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs over 7,000 associates worldwide and operates in the United States, Canada, China, Japan, Mexico, the Philippines and the United Kingdom. Additional information about SYNNEX may be found online at www.synnex.com.

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Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the transition of Mr. Huang to Chairman and Mr. Murai to President and Chief Executive Officer, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the integration of new management, general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business; risks associated with the consolidation, integration and performance of our recent acquisitions and other risks and uncertainties detailed in our SEC filings, including our Form 10-Q for the fiscal quarter ended August 31, 2008. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this press release will occur. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2008 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation